                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



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Pricing Supplement No. 47                                  Trade Date: 06/26/01
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 06/29/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is June 28, 2001



         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UCA0             $15,000,000.00               6.5%                  06/15/16                 100%



    Interest Payment
       Frequency                                     Subject to                 Dates and terms of redemption
      (begin date)          Survivor's Option        Redemption                (including the redemption price)
    ----------------        -----------------        ----------                --------------------------------
        12/15/01                   Yes                  Yes                             100% 06/15/02
     semi-annually                                                                 semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $14,775,000.00            $225,000.00               $3.50             ABN AMRO Financial
                                                                             Services, Inc.